As filed with the Securities and Exchange Commission on May 18, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware		72-1123385
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Newpark Resources, Inc. Second Amended and Restated 2015 Employee Equity Incentive Plan
Newpark Resources, Inc. Amended and Restated 2014 Non-Employee Directors’ Restricted Stock Plan
Newpark Resources, Inc. Amended and Restated Employee Stock Purchase Plan
(Full title of the plans)

M. Celeste Frugé
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Newpark Resources, Inc.
9320 Lakeside Boulevard, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Newpark Resources, Inc. (the “Registrant”), relating to (i) (a) 1,200,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable pursuant to the Newpark Resources, Inc. Second Amended and Restated 2015 Employee Equity Incentive Plan (the “Employee Plan”), (b) 1,000,000 shares of Common Stock that may become available for issuance under the Employee Plan as a result of outstanding awards that, in whole or in part, are terminated, expire or are otherwise cancelled, (ii) 600,000 shares of Common Stock issuable pursuant to the Newpark Resources, Inc. Amended and Restated 2014 Non-Employee Directors’ Restricted Stock Plan (the “Director Plan”) and (iii) 1,500,000 shares of Common Stock issuable pursuant to the Newpark Resources, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on May 19, 2022 (Registration No. 333-265082), May 20, 2021 (Registration No. 333-256334), May 23, 2019 (Registration No. 333-231715), May 18, 2017 (Registration No. 333-218074), May 18, 2017 (Registration No. 333-218072), May 19, 2016 (Registration No. 333-211459), May 22, 2015 (Registration No. 333-204403), May 22, 2014 (Registration No. 333-196164), and December 9, 2008 (Registration No. 333-156010) which relate to the Employee Plan, the Director Plan and the ESPP, as applicable, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K405 for the year ended December 31, 1998 filed on March 31, 1999).
4.2	Certificate of Designation of Series A Cumulative Perpetual Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 1999).
4.3
Certificate of Designation of Series B Convertible Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2000).

4.4
Certificate of Rights and Preferences of Series C Convertible Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 4, 2001).

4.5
Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2020).

4.6
Certificate of Elimination of the Series D Junior Participating Preferred Stock of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 24, 2021).

4.7
Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

4.8
Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2016).

4.9
Amended and Restated Bylaws of Newpark Resources, Inc., effective November 15, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on November 17, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	Newpark Resources, Inc. Second Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement filed on April 6, 2023).
99.2
Newpark Resources, Inc. Amended and Restated 2014 Non-Employee Directors’ Restricted Stock Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement filed on April 6, 2023).

99.3
Amendment No. 1 to the Newpark Resources, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix C to the Registrant’s definitive proxy statement filed on April 6, 2023).

99.4	Newpark Resources, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix C-1 to the Registrant’s definitive proxy statement filed on April 6, 2023).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 18, 2023.

NEWPARK RESOURCES, INC.

By:	/s/ Matthew S. Lanigan
Matthew S. Lanigan
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Celeste Frugé and Matthew S. Lanigan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signatures	Title	Date

/s/ Matthew S. Lanigan	President, Chief Executive Officer and Director	May 18, 2023
Matthew S. Lanigan	(Principal Executive Officer)

/s/ Gregg S. Piontek	Senior Vice President and Chief Financial Officer	May 18, 2023
Gregg S. Piontek	(Principal Financial Officer)

/s/ Douglas L. White	Vice President, Chief Accounting Officer and Treasurer	May 18, 2023
Douglas L. White	(Principal Accounting Officer)

/s/ Roderick A. Larson	Director	May 18, 2023
Roderick A. Larson

/s/ Michael A. Lewis	Director	May 18, 2023
Michael A. Lewis

/s/ Claudia M. Meer	Director	May 18, 2023
Claudia M. Meer

/s/ John C. Mingé	Director	May 18, 2023
John C. Mingé

/s/ Rose M. Robeson	Director	May 18, 2023
Rose M. Robeson

/s/ Donald W. Young	Director	May 18, 2023
Donald W. Young